Exhibit 10.2
                                  ------------








                            Groen Brothers Aviation's

                                AMERICAN AUTOGYRO

                         AUTHORIZED DEALERSHIP AGREEMENT










                                   V-08-23-05





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                              DEALERSHIP AGREEMENT

         THIS AGREEMENT is made and entered into this _____ day of ___________, _________, by and between Groen Brothers Aviation, dba American Autogyro a Utah corporation (hereinafter "AA") and _______________________________________,
(hereinafter "DEALER"). IN CONSIDERATION of the mutual promises herein contained, the parties agree as follows:

1. Definitions.
   ------------

         a. "AA Products" means components, parts, supplies or materials sold by AA, which may or may not be produced, designed or manufactured by AA, that a Purchaser may use in the construction of AA Aircraft, AA Aircraft kits, or finished AA Aircraft.
         b.   "AA Aircraft" means aircraft sold by AA in kit or completed form.

         c. "Agreement" means this DEALERSHIP AGREEMENT and the attached Exhibit A.
         d. "Authorized AA Dealer" means those persons or entities that execute a counterpart of this Agreement and such counterpart is accepted and executed by AA. The person or entities executing the accepted counterpart of this Agreement shall remain an Authorized AA Dealer until such time as the Agreement is terminated.
         e. "Initial Contract Term" means a (3) year period beginning on the date of the execution of this Agreement.
         f. "Commission" means the amount of money due to the DEALER resulting from the sale of AA Aircraft and AA Products.
         g. "Final Payment" means the last payment made to AA for the purchase of AA Aircraft and AA Products, including but not limited to, all components, add-ons, equipment, paint, radios, taxes, government fees, crating and applicable shipping expenses.
         h. "Purchaser" means any Dealer, person, group or corporation that buys AA Aircraft or AA Products from AA.
         i. "Broker" means an independent contractor, not an employee of AA. Broker shall be an intermediary between AA and prospective customers, and acts as a sales agent for AA Aircraft and AA Products.
         j. "Material Breach" means the Dealers willful disregard of the terms of this agreement, or in AA's opinion, commits fraudulent acts or intent, or is the subject of a bankruptcy order.

2. DEALER Status.
   --------------

         a. DEALER shall function as a Broker for AA, and shall, within the constraints of paragraph 5 below, using AA approved material, use its best efforts to advertise, promote, and solicit sales of AA Aircraft and AA Products.
         b. The DEALER shall be an Authorized AA Dealer for the Initial Contract Term.
         c. It is understood and agreed that DEALER enters into this Agreement as an independent contractor acting on its own account as a Broker for AA Aircraft and AA Products.
         d. Nothing herein contained shall be construed to imply DEALER is an agent, partner, or employee of AA.
         e. AA acknowledges that DEALER has full right to market the products of other manufacturers simultaneous with the exercise of the rights and obligations pursuant to this Agreement.
         f.   DEALER is not permitted to enter into contracts on behalf of AA.

3. Acknowledgements by DEALER.
   ---------------------------

         Not  withstanding paragraph 4 below, it is understood and agreed that:
         a. AA maintains its right to market and sell AA Aircraft and AA Products directly to all purchasers.
         b. AA will exclusively handle all domestic and foreign military sales.

4. DEALER Authority.
   -----------------

         At such time as AA receives a signed counterpart of this Agreement together with bank verified receipt of funds for AA Aircraft and AA Products as stated in paragraph 4a, DEALER is appointed an Authorized AA Dealer based at
         ________________________________________________________
         ________________________________________________________
         (airport or city).

         a. Initial Aircraft Order. Based upon the DEALER location stated in paragraph 4, DEALER shall pre-pay AA in full for ________ AA Aircraft and AA Products as detailed on Exhibit A. The price for each AA Aircraft shall be $ ______________ for a total payment of $_________________ as shown on Exhibit A. Upon receipt of the Initial AA Aircraft Order payment and written approval by AA, the DEALER shall become an AA Authorized Dealer.

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         b.   DEALER  within the  constraints  of  paragraph  5 below,  using AA approved material, shall be authorized to advertise, promote, and Broker AA Aircraft and AA Products for the Initial Contract Term of this Agreement.
         c.   It  is   understood   and  agreed  that  the  AA   dealership   is
              non-exclusive. However, AA will not allow another Authorized AA Dealer to establish a sales office or build center in the DEALER's appointed area described in paragraph 4, during the Initial Contract Term.

5. Limitations on DEALER Authority.
   --------------------------------

         a. DEALER shall not advertise the AA Aircraft and AA Products without first obtaining written approval from AA concerning the script, form and content of the advertisement.
         b. DEALER shall not make any oral or written representations concerning AA Aircraft and AA Products which are inconsistent with or in excess of the representations, manuals, brochures and materials provided by AA including but not limited to, presentations about AA Aircraft or AA Product performance, limitations of performance, warranty, and product support.
         c. DEALER is not an employee, agent, or partner of AA, and can not in any way legally bind or enter into any agreement for or on behalf of AA.
         d. Dealer may not establish a sales office or build center outside of the area described in paragraph 4, without the express written consent of AA.

6. Unauthorized Sales.
   -------------------

         It is understood and agreed between the parties that any attempts to influence the Purchaser to acquire AA Aircraft and AA Products at an effective price less than the current AA publicized sales price, by offering:

         a.   Consideration other than cash,
         b.   Acceptance of goods or services in lieu of cash,
         c. Provide rebates or quantity discounts to Purchaser not authorized in writing by AA, shall constitute a Material Breach of this Agreement and shall provide AA with the option to terminate this Agreement.
         d. DEALER is not authorized to sell AA Aircraft or AA Products to any US Federal Agency, or other government or governmental agency outside the United States.

7. Use of Gyroplane Customer Sales Agreements.
   -------------------------------------------

         In performance of its obligation to advertise, promote, solicit, arrange, facilitate and close sales of AA Aircraft and AA Products on behalf of AA, DEALER shall use the Customer Sales Agreement form which is attached hereto as Exhibit A and incorporated herein by reference. At such time as DEALER obtains a signed Customer Sales Agreement and check written out to AA, DEALER shall immediately forward both to AA. A Customer Sales Agreement shall be executed by AA upon receipt of the Customer Sales Agreement and bank verified receipt of applicable cleared funds.

8. Delivery of AA Aircraft and AA Products.
   ----------------------------------------

         a. AA Aircraft and AA Products shall be delivered, as they are available.
         b. Deliveries shall be in the order in which funds and the Customer Sales Agreement are executed by AA in accordance with paragraph 7.
         c. AA Aircraft and AA Products shall not be delivered until AA receives bank verification that cleared funds for the Final Payment have been received.
         d. Purchaser shall be responsible for all freight and delivery costs incurred in delivering the AA Aircraft and AA Products from the AA factory to the Purchaser.
         e. Prior to delivery, Purchaser shall make Final Payment and pay for any additional AA Products ordered by Purchaser that are to be shipped with the AA Aircraft.

9. Commission Payments.
   --------------------

         a. DEALER shall receive a commission on the bank verified cleared funds received by AA arising from the sale of AA Aircraft and AA Products where the DEALER has acted as the Broker.
         b. Commission will be paid to the DEALER for AA Aircraft and AA Products sales only, and will not be paid for services provided by AA including, but not limited to: maintenance, services, repairs, flight and ground training, engineering, design, flight and ground testing.
         c. Commission payments shall be paid within 10 days of the receipt of bank notification to AA that the cleared funds have been received. The Commission Payments percent increases as each sales level shown below is met regardless of the time it takes to reach each sales level. Once a DEALER's sales reach a level shown below, the Commission remains at the corresponding level until a higher level is reached.

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                         DEALER Sales Commission Payment

     Initial Dealer Commission - 10%        - With purchase of DEALERS  aircraft
     Upon Sale of First Aircraft            - 12% Upon Completion of
     DEALER Aircraft and GBA Approved CFI   - 15% Commission Amount

         d. In the event two or more Dealers work as a Broker with one Purchaser, the commission shall be paid by AA to the Dealer that writes and submits the Customer Sales Agreement to AA in accordance with paragraph 7.

10. Warranty.
    ---------

         No warranty on AA Products is expressed or implied, except as specifically stated in the Customer Sales Agreement which may change from time to time. It is agreed that AA will not be liable for special or consequential damages caused by any of AAI Products. DEALERS are not authorized to offer or imply any warranty other than that specifically noted in the Customer Sales Agreement.

11. Sales Representative.
    ---------------------

         DEALER may appoint Sales Representatives to assist DEALER to Broker AA Aircraft and AA Products as described in paragraph 4, however:

         a. No person may represent Dealer with AA Aircraft and AA Products as a Sales Representative until they have completed sales training, and have been approved in writing by AA.
         b. DEALER acknowledges that Sales Representative is a contractor with DEALER, not AA.
         c. Sales Representatives are not employees, agents, or partners of AA, and can not in any way enter into agreements for or in behalf of AA.
         e. Sales Representatives shall not make any oral or written representations concerning AA Aircraft and AA Products which are inconsistent with or in excess of the representations, manuals, brochures and materials provided by AA including but not limited to, presentations about AA Aircraft and AA Products performance, limitations of performance, warranty, and product support.
         f. Dealer Acknowledges that his Sales Representatives receive commissions from Dealer, not AA.

12. Training of Sales Representatives.
    ----------------------------------

         a. AA shall provide qualified persons trained in the design, operation, function and limitations of the gyroplane to conduct sales training of the AA DEALER's Sales Representative.
         b. AA shall not be responsible for Sales Representatives expenses associated with training. If not paid by the Sales Representative, DEALER shall be solely responsible for Sales Representatives expenses including travel, hotel, meals and other expenses incurred by their Sales Representatives while attending training. If not paid by the Sales Representative, DEALER shall also be responsible for the costs billed by AA for expenses associated with AA ground and flight training of Sales Representatives if such training is requested by DEALER.

13. Training of Certified Flight Instructors.
    -----------------------------------------

         a. AA shall provide FAA Certified Flight Instructors (CFI) qualified to train DEALER's gyroplane flight instructors.
         b. All persons identified by DEALER as potential CFI's that will be conducting flight training in AA Aircraft shall be required to obtain the FAA Gyroplane CFI Certification.
         c. DEALER shall be solely responsible for the costs billed by AA for ground and flight training and tests, in addition to travel, hotel, meals and other accommodations incurred by their personnel attending training.
         d. Prior to conducting flight training in AA Aircraft, those who have successfully obtained the FAA Gyroplane CFI rating must also pass a flight test conducted by an AA Gyroplane CFI check pilot.

14. Misrepresentation.
    ------------------

         a. It is understood and agreed that any statements by Dealer regarding AA Aircraft and AA Products, performance and specifications other than those in the AA printed materials, dealer book, or web page, are not authorized by AA, and that misrepresentation of this information constitutes a Material Breach of this Agreement.

         b. Misrepresentation of AA Aircraft and AA Products and services by a Sales Representative may also constitute a breach of this Agreement, and shall provide AA with the option to immediately withdraw the Sales Representatives right to sell AA Aircraft and AA Products.

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

15. Demonstrator Aircraft and Certified Flight Instructor.
    ------------------------------------------------------

         a. The DEALER shall have an AA Gyroplane available for inspection and demonstration and for training prospective Purchasers.

         b. The Dealer shall have at least one AA approved Certified Flight Instructor within 6 months of the execution of this agreement.

16. Modification of Aircraft
    ------------------------

         DEALER may not modify the SparrowHawk kit without prior written approval from GBA. If a DEALER desires to modify an AA kit aircraft, regardless of how minor, the request must be submitted in writing to AA. Each component on the aircraft interfaces with many other components. This relationship is not always apparent without a careful engineering review.

17. Assignment.
    -----------

         DEALER shall not assign, transfer or sell any of the rights stated in this Agreement without the prior written consent of AA.

18. Termination of Agreement.
    -------------------------

         a. Either party may cancel this Agreement at any time with 30 days written notice.
         b. Obligations regarding delivery of product owed, or payment for product owed shall survive termination.
         c. The DEALER shall receive the Commission as defined in Section 9 of this Agreement, for AA Aircraft and AA Products sold prior to termination of this agreement.
         d. In no event, shall AA be responsible to pay sales commissions prior to receipt of bank verified cleared funds for AA Aircraft and AA Products sold in accordance with paragraph 7.
         e. In no event, shall AA be responsible to pay sales commissions to DEALER for the sale of AA Aircraft and AA Products, for sales executed, after termination of this Agreement.
         f. In the event of a Material Breach of this agreement, AA shall have the right to immediately terminate this Agreement.

19. Remedies.
    ---------

         It is understood and agreed between the parties that in the event AA is unable to perform its obligation as outlined in this Agreement, the nature and amount of the damages attributable to said breach would be difficult or impossible to determine. Therefore, the parties agree that in the event AA fails to perform its obligations as outlined in this
         Agreement:

         a. DEALER's sole and exclusive remedy shall be refund of money received as Payment for undelivered AA Aircraft and AA Products shown in paragraph 4a.
         b. DEALER irrevocably and unconditionally waives any and all other claims or remedies arising from AA's breach of this Agreement.

20. DEALER's Indemnification.
    -------------------------

         DEALER shall indemnify AA, and save AA harmless, with respect to any claims, causes of action, damages or losses asserted or alleged by third persons arising from acts, or failures to act, of the DEALER including DEALER's failure to collect and pay over to AA appropriate amounts of sales taxes, excise taxes, use taxes, property taxes or any other taxes or assessments.

21. AA's Indemnification.
    ---------------------

         AA shall indemnify DEALER, and hold DEALER harmless, with respect to any claims, causes of action, damages or losses asserted or alleged by third persons arising out of AA Products designed or manufactured by AA. AA shall not be liable to DEALER for any special or consequential damages arising out of or in any manner connected with the indemnified claims herein stated.

22. Force Majeure.
    --------------

         AA shall not be liable for any delays or defaults hereunder by reason of fire, floods, acts of God, labor disputes, inability to secure raw materials, acts of government, or other causes beyond the reasonable control of AA. In no event shall AA be liable for special or consequential damages.

23. Governing Law.
    --------------

         The rights and obligations of the parties pursuant to this Agreement shall be governed by the laws of the State of Utah. Any litigation commenced by DEALER or AA to enforce the rights and obligations of any party to this DEALER Agreement shall be filed in the State of Utah. In this regard, DEALER unconditionally and irrevocably consents to be subject to the jurisdiction of the courts of the State of Utah with respect to any litigation involving the rights and obligations of the parties to this Agreement.

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24. Waiver.
    -------

         The waiver of a specified breach of any term or provision of this Agreement, or an extension of time in which to perform a specific duty or obligation under this Agreement, may be made in the discretion of either party. Provided, however, that such waiver or extension shall apply only to the specific breach or obligation involved in the waiver or extension and shall not constitute a waiver or extension of other breaches or duties and obligations under this Agreement.

25. Amendments.
    -----------

         This Agreement may not be amended except in writing executed by duly authorized representatives of DEALER and AA.

26. Entire Agreement.
    -----------------

         The parties understand that this document constitutes the entire agreement between them and there are no agreements, understandings, promises or expectations except as contained in this document.

27. Severability.
    -------------

         If any portion of this Agreement is found by a court of competent jurisdiction to be unenforceable, such findings shall not effect the validity and enforcement of the remaining terms and provisions of this Agreement.

28. Notices.
    --------

         All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid: If to AA, at: 2640 West California Avenue, Salt Lake City, Utah 84104, USA, attention Robin H.H. Wilson, or to such other person and place as AA shall disclose to DEALER in writing. If to DEALER, at:
         ___________________________,  attention ___________________________, or to such other person and place as DEALER shall disclose to AA in writing.

29. Delay.
    ------

         No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default. No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.

30. Further Action.
    ---------------

         The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

Authorization of Signatories. The person executing this Agreement on behalf of any corporation, partnership, limited liability, joint venture or other entity warrants and represents he or she is duly authorized by said entity to enter into this Agreement for and on behalf of said entity and to bind said entity to the terms and provisions of this Agreement. The person executing this Agreement for and on behalf of AA warrants and represents that he or she is duly authorized by a resolution of the board of directors to enter into this Agreement on behalf of AA and to bind AA to the terms and provisions herein.

31. IN WITNESS WHEREOF, the parties have executed this Agreement at Buckeye, Arizona on the date first above written.

AMERICAN AUTOGYRO                      DEALER

--------------------------             ---------------------------

By:  _____________________             By:
                                       ---------------------------

Its:  ____________________             Its:
                                       ---------------------------

Date: ____________________             Date: _____________________


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